EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 8, 2004, in the Registration Statement (Form S-8) pertaining to the 2004 Stock Plan and the 2004 Employee Stock Purchase Plan of Tercica, Inc., with respect to the financial statements of Tercica, Inc. for the year ended December 31, 2003 included in its Registration Statement (Form S-1 No. 333-108729), filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California

March 15, 2004